QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated February 15, 2005 accompanying the financial statements of Continental Gas, Inc. (predecessor), Hiland Partners, LLC and Hiland Partners, LP included in the Annual Report of Hiland Partners, LP on Form 10-K for the year ended December 31, 2004 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
April 13, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM